SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

          On October 16, 2008, United Rentals, Inc. (the “Company”) amended the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of September 28, 2001, as amended by the First Amendment to the Rights Agreement, dated as of July 22, 2007 (as amended, the “Rights Agreement”). The amendment (the “Second Amendment to the Rights Agreement”), which was effective October 16, 2008, reduces the beneficial ownership threshold required to trigger rights under the Rights Agreement from a 25% ownership interest to a 15% ownership interest.

          The foregoing description of the Second Amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the Second Amendment to the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

          On October 17, 2008, the Company issued a press release announcing the amendment to the Rights Agreement, a copy of which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

4.1	Second Amendment to the Rights Agreement, dated as of October 16, 2008, between United Rentals, Inc. and American Stock Transfer & Trust Company.

99.1	Press release of United Rentals, Inc, dated October 17, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of October, 2008.

UNITED RENTALS, INC.

By:	/s/ Roger E. Schwed

Name:	Roger E. Schwed
Title:	General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Roger E. Schwed

Name:	Roger E. Schwed
Title:	General Counsel